Exhibit 10.95

SIXTH AMENDMENT TO

2001 RESTATEMENT OF

THE HARRAH’S ENTERTAINMENT, INC.

SAVINGS AND RETIREMENT PLAN

WHEREAS, Harrah’s Entertainment, Inc., a Delaware corporation (the “Company”), has established and maintains the Harrah’s Entertainment, Inc. Savings and Retirement Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of certain participating companies; and

WHEREAS, amendment of the Plan is desirable to (1) establish the Harrah’s Stock Fund as a specified investment fund available under the Plan, (2) provide for the merger of the Horseshoe Gaming Holding Corp. 401(k) Plan with and into the Plan effective as of December 31, 2005 and (3) to clarify which Company Affiliates participate in the Plan.

NOW, THEREFORE, BE IT RESOLVED that, this Sixth Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Savings and Retirement Plan is adopted and shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Sixth Amendment.

BE IT FURTHER RESOLVED that, pursuant to the power and authority reserved by Section 14.2(a) of the Plan to the Human Resources Committee, the Plan is hereby amended as follows, effective as of the dates set forth below:

1.      Effective as of July 20, 2005, by substituting the following for Section 1.43 of the Plan:

“Section 1.43 Investment Fund. “Investment Fund” means one of the investment funds of the Trust Fund, including the Harrah’s Stock Fund, as provided in Article V.”

2.      Effective as of December 31, 2005, by adding the following Section 1.47A to read in its entirety as follows:

“Section 1.47A Merged Plan. “Merged Plan” shall mean a plan which merged with and into the Plan.”

3.      Effective as of July 20, 2005, by substituting the following for the first sentence of Section 5.1(c) of the Plan:

“Except for the Harrah’s Stock Fund, the Investment Funds otherwise selected by the Investment Committee and offered under the Plan may be changed, from time to time, without the necessity of amending this Plan.”

4.      Effective as of July 20, 2005, by substituting the following for Section 5.2 of the Plan:

“Section 5.2 Default Investment Fund.

If a Participant or Beneficiary fails or declines to make an effective investment election, the Participant’s or Beneficiary’s Accounts shall be held in one or more default Investment Funds, other than the Harrah’s Stock Fund, as selected by the Investment Committee.”

5.      Effective as of July 20, 2005, by substituting the following for the first sentence of Section 5.3(a)(i) of the Plan:

“(i)    has the responsibility and authority to evaluate, select and remove the Investment Funds, other than the Harrah’s Stock Fund;”

6.      Effective as of July 20, 2005, by substituting the following for Section 5.6(a) of the Plan:

“(a)    Notwithstanding Section 5.1(c) of the Plan, the Harrah’s Stock Fund shall at all times be one of the Investment Funds available under the Plan. The Harrah’s Stock Fund shall be invested primarily in shares of Harrah’s Stock (except that the Harrah’s Stock Fund may be invested in rights, warrants and options issued with respect to Harrah’s Stock (to the extent permitted by the Code and ERISA as determined by the Investment Committee)). Dividends paid on shares of Harrah’s Stock held in the Harrah’s Stock Fund, if any, shall be reinvested and used to purchase additional shares of Harrah’s Stock, unless the Participant elects otherwise pursuant to Section 5.6(c).”

7.      Effective as of December 31, 2005, by substituting the following for Sections 8.7(d) and (e) of the Plan:

“(d)      Matching Account.  An Active or Inactive Participant may withdraw all or a portion of his vested Matching Account at any time provided that either the Participant has participated in the Plan (including a Merged Plan) for at least five years or that the amounts to be withdrawn have been held in the Plan (including a Merged Plan) for at least two years. Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

(e)      Discretionary Contribution Account.  An Active or Inactive Participant may withdraw all or a portion of his vested Discretionary Contribution Account at any time provided that either the Participant has participated in the

Plan (including a Merged Plan) for at least five years or that the amounts to be withdrawn have been held in the Plan (including a Merged Plan) for at least two years. Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.”

8.      Effective as December 31, 2005, by adding the following to the end of Section 11.9(a):

“In addition, Horseshoe Participants are subject to the provisions of Section FIV of Appendix F.”

9.      Effective as of July 20, 2005, by substituting the following for Section 14.5(a) of the Plan:

“(a)    Any Company Affiliate may adopt the Plan as a whole company or as of any one or more divisions or groups of individuals. All Company Affiliates that have adopted the Plan shall be listed in Appendix E of the Plan, effective as of the date indicated. In order to reflect additions or withdrawals from the Plan, Appendix E shall be revised and updated, from time to time, by the Vice President of Compensation, Benefits and HRIS or the Vice President of Benefits, without the necessity of amending the Plan. By adopting the Plan, the Company Affiliate should assume all rights, obligations and liabilities as an Employer hereunder and under the Trust Agreement.”

9.      Effective as of December 31, 2005, by adding the following to the end of Appendix D to the Plan:

ARTICLE D(II).

VESTING FOR FORMER PARTICIPANTS IN THE

HORSESHOE GAMING HOLDING CORP. 401(k) PLAN

Section D2.1 Application of Article D(II).  This Article D(II) shall apply only to Horseshoe Participants. The terms used in Article D(II) with the first letter or letters capitalized shall have the meaning specified in Article I or Appendix F of the Plan.

Section D2.2 Vesting.

(a)      Each Horseshoe Participant shall be 100% vested in his Horseshoe 401(k) Account, his Horseshoe Rollover Account, his Horseshoe Qualified Account and his Empress/Horseshoe Accounts at all times.

(b)      Each Horseshoe Eligible Employee who is an Employee on December 31, 2005 and each Horseshoe Participant who is an Employee on December 31, 2005 shall be credited with an additional Year of Service on December 31, 2005 under the Plan for all vesting purposes under the Plan.

(c)      For each Horseshoe Eligible Employee and each Horseshoe Participant, his vested percentage (after adjustment of his Years of Service as described in Section D2.2(b)) of the following amounts shall be determined in accordance with the vesting schedule at Section 7.1(b) of the Plan:

(i) his Horseshoe Matching Account,

(ii) his Horseshoe Employer Contributions Account,

(iii) any employer contributions transferred from the Empress Plan in connection with the merger of such plan with and into the Horseshoe Plan which are not Empress/Horseshoe Accounts and

(iv) all future contributions made on his behalf to the Plan, including his Matching and Discretionary Contribution Accounts.

10.      Effective as of December 31, 2005, by substituting the following as Appendix E to the Plan:

PARTICIPATING COMPANY AFFILIATES	APPENDIX E

THE HARRAH’S ENTERTAINMENT, INC

SAVINGS AND RETIREMENT PLAN

The following Company Affiliates have adopted the Plan:

Harrah’s Arizona Corporation

Players Bluegrass Downs, Inc.

Harveys BR Management Company

Harrah’s Chester Downs Management Company, LLC

Harveys Iowa Management Company

Harrah’s Atlantic City, Inc.

Harrah’s Operating Company, Inc.

Harrah’s Maryland Heights Operating Company, Inc.

Harrah’s Kansas Casino Corporation

Harrah’s Operating Company Memphis, LLC

Jazz Casino Company, LLC

Harrah’s Illinois Corporation

Harrah’s Laughlin, Inc.

Harrah’s Lake Charles, LLC

Harveys Tahoe Management Company, Inc.

Southern Illinois Riverboat Casino Cruises, Inc.

Harrah’s Marketing Services Corporation

Harrah’s North Kansas City, LLC

Harrah’s Alabama Corporation

HCAL, LLC

Rio Properties, Inc.

Harrah South Shore Corporation

Atlantic City Showboat, Inc.

Harrah’s Shreveport Management Company, LLC

Harrah’s Las Vegas, Inc.

Robinson Property Group, L.P.

Horseshoe Gaming Holding, LLC.

Horseshoe Entertainment L.P.

10.    Effective as of December 31, 2005, by adding the following as Appendix F to the Plan:

HORSESHOE PLAN	APPENDIX F

THE HARRAH’S ENTERTAINMENT, INC

SAVINGS AND RETIREMENT PLAN

MERGER OF THE HORSESHOE GAMING

HOLDING CORP. 401(k) PLAN

This Appendix F contains additional provisions of the Plan relating to the merger of the Horseshoe Gaming Holding Corp. 401(k) Plan (the “Horseshoe Plan”) with and into the Plan, effective December 31, 2005. Specifically, Appendix F contains provisions relating to Horseshoe Eligible Employees, Horseshoe Participants and the Horseshoe Accounts of Plan Participants who were participants in the Horseshoe Plan effective as of December 31, 2005 and who became Participants in the Plan effective as of January 1, 2006.

ARTICLE FI.

DEFINITIONS

Unless the context clearly indicates to the contrary, the terms used herein with the first letter or letters capitalized shall have the meaning specified below, or, if no definition is provided below, such terms shall have the meaning specified in the Plan.

Section F1.1 Empress Plan. “Empress Plan” shall mean the Empress Casino 401(k) Plan which merged with and into the Horseshoe Plan effective April 1, 2000.

Section F1.2 Empress/Horseshoe Accounts. “Empress/Horseshoe Accounts” shall mean, for a Horseshoe Participant who was employed by an employer under the Horseshoe Plan as of April 1, 2000 and was also employed by Empress Entertainment, Inc., Empress Casino Hammond Corporation or Empress Casino Joliet Corporation on or before July 1, 1998, that portion of his Horseshoe Accounts comprised of his accounts established under the Empress Plan attributable to employer contributions which were transferred to the Horseshoe Plan as well as his Horseshoe Matching Account and his Horseshoe Employer Contributions Account established under the Horseshoe Plan. A Horseshoe Participant’s Empress/Horseshoe Accounts shall be held as sub-accounts under his corresponding Horseshoe Accounts under the Plan.

Section F1.3 Horseshoe Accounts. “Horseshoe Accounts” means a Horseshoe Participant’s accounts established under the Horseshoe Plan which include his Horseshoe 401(k) Account, his Horseshoe Matching Account, his Horseshoe Rollover Account, his Horseshoe Employer Contributions Account and his Horseshoe Qualified

Account, including his Empress/Horseshoe Accounts and any other amounts allocated to his Horseshoe Accounts as a result of the merger of Empress Plan with and into the Horseshoe Plan effective as of April 1, 2000. A Horseshoe Participant’s Horseshoe Accounts shall be held as sub-accounts under his corresponding Accounts under the Plan.

Section F1.4 Horseshoe Eligible Employee. “Horseshoe Eligible Employee” means any person who was eligible to participate in the Horseshoe Plan on December 31, 2005 but who had no account balance as of that date.

Section F1.5 Horseshoe Participant. “Horseshoe Participant” means any person who was a participant in the Horseshoe Plan on December 31, 2005 whose Horseshoe Accounts were transferred to the Plan as a result of the merger of the Horseshoe Plan with and into the Plan effective as of December 31, 2005.

Section F1.6 Horseshoe Plan. “Horseshoe Plan” means the Horseshoe Gaming Holding Corp. 401(k) Plan which merged with and into the Plan effective as of December 31, 2005.

Section F1.7 Normal Retirement Date. “Normal Retirement Date” for a Horseshoe Participant’s Horseshoe Accounts means the date the Horseshoe Participant attains age 59  1/2.

Section F1.8 Year of Vesting Service. “Year of Vesting Service” shall include all service treated as vesting service under the provisions of the Horseshoe Plan as of December 31, 2005, as well as all service otherwise so treated under the provisions of the Plan. Additionally, each Horseshoe Participant shall be credited with an additional Year of Service under the Plan for vesting purposes under the Plan.

ARTICLE FII.

ELIGIBILITY

(a)      Each active participant under the Horseshoe Plan on December 31, 2005 shall immediately be eligible to participate in the Plan on January 1, 2006 if he is employed as an Eligible Employee on January 1, 2006.

(b)      each Eligible Employee on January 1, 2006 who was an “employee” under the Horseshoe Plan on December 31, 2005 but not a participant because he had not satisfied the six month service requirement under the Horseshoe Plan as of December 31, 2005 shall have his original date of hire under the Horseshoe Plan recognized as his “employment date” for purposes of Section 2.1(a) and (b) of the Plan.

ARTICLE FIII.

IN-SERVICE WITHDRAWALS

Withdrawals After Age 59  1/2. After attaining age 59  1/2, an Active or Inactive Horseshoe Participant may withdraw all or a portion of his Horseshoe Accounts at any time in accordance with the Rules of the Plan. Any such withdrawal shall not result in any suspension of Matching Contributions under the Plan.

ARTICLE FIV.

DISTRIBUTION OF ACCOUNTS

In the event a Horseshoe Participant must receive a required minimum distribution while employed by an Employer, the Horseshoe Participant may elect to receive the minimum amount required by law in accordance with Section 11.9(d).

IN WITNESS WHEREOF, this Sixth Amendment to the Plan, which was authorized by the HRC, is hereby executed by the undersigned on December 31, 2005.

By:	/s/ NIZAR JABARA
Nizar Jabara
Vice President-Compensation, Benefits & HRSS